EXHIBIT 3.6

090301

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

EXPEDITE

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0622132010-3
[signature]	Filing Number 20140248633-03
Secretary of State	Filed On 04/02/2014
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Solar Wind Energy Tower Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Preferred Stock 10,000,000 shares par value $0.0001
Common Stock 500,000,000 Shares par value $0.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Preferred Stock 10,000,000 shares par value $0.0001
Common Stock 900,000,000 shares par value $0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

n/a

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

n/a

7. Effective date and time of filing: (optional) Date: April 2, 2014 Time: 4:48 pm est

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] COO & Director

Signature of Officer

Chief Operating Officer & Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.